Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 333-47396, 333-48201 and 033-63713) and Form S-8 (File Nos. 333-01419, 333-45661, 333-64160 and 333-125072) of Dover Corporation of our report dated February 28, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
February 28, 2008